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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              JBI CAPITAL TRUST I
                                JEFFBANKS, INC.
             (Exact Name of registrant as specified in its charter)

     Delaware (JBI Capital Trust I)                     Applied for
     Pennsylvania (JeffBanks, Inc.)                      23-2189480
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                  1609 Walnut Street, Philadelphia, PA  19103
              (Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

               _____% Preferred Securities of JBI Capital Trust I
        ____% Junior Subordinated Debentures Due 2027 of JeffBanks, Inc.
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                                (Title of class)

              Guarantee of JeffBanks, Inc. of certain obligations
                         under the Preferred Securities
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                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered

                 A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of JBI Capital Trust I and JeffBanks, Inc., as amended, registration nos. 333-20111 and 333-20111-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2.  Exhibits

                 1.       Form of Amended and Restated Trust Agreement*

                 2.       Form of Junior Subordinated Indenture*

                 3.       Form of Guarantee*

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*  Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.3 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Debenture) and 4.4 (Guarantee) to the registration statement of JeffBanks, Inc. and JBI Capital Trust I under the Securities Act of 1933, as amended, registration nos. 333-20111 and 333-20111-01.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant):  JBI Capital Trust I
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Date:  January  27, 1997
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By:  JeffBanks, Inc., as Depositor
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By:  /s/ Betsy Z. Cohen
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         Betsy Z. Cohen, Chairman and Chief Executive Officer




         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant):  JeffBanks, Inc.
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Date:  January 27, 1997
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By:    /s/ Betsy Z. Cohen
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           Betsy Z. Cohen, Chairman and Chief Executive Officer